UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 27, 2014

Commission File Number: 0-25662
ANADIGICS, Inc.
(Exact name of registrant as specified in its charter)
Delaware	22-2582106
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

141 Mt. Bethel Road, Warren, NJ	07059
(Address of prinicipal executive offices)	(Zip Code)

908-668-5000
(Registrants telephone number, including area code)

Item 1.01 Entry into a Material Definitive Agreement

On October 24, 2014, the Company entered into a Loan and Security Agreement with Silicon Valley Bank (the “SVB Loan Agreement”).  The SVB Loan Agreement provides the Company with a two-year revolving credit facility of $10,000,000 that expires on October 24, 2016.  The SVB Loan Agreement enables borrowings based upon accounts receivable and is secured by certain insured accounts receivable and substantially all of the Company’s other assets.  The SVB Loan Agreement requires compliance with certain covenants, including minimum EBITDA (as defined in the SVB Loan Agreement) and quick ratio levels, in addition to certain capital expenditure limits. The interest rate on the outstanding balance under the SVB Loan Agreement is Prime plus 0.5%.  The SVB Loan Agreement contains a fee for any unused portion of the facility.

A copy of the SVB Loan Agreement is filed in this Form 8-K as Exhibit 10.1.

As previously disclosed in the Company 10-Q for the quarterly period ended March 30, 2013, in April 2013, the Company entered into a Revolving Credit and Security Agreement (the “PNC Credit Agreement”) with PNC Bank, N.A., as subsequently amended.  On October 24, 2014, all outstanding amounts due under the PNC Credit Agreement were satisfied in full and the PNC Credit Agreement was terminated.

Item 2.02 Results of Operations and Financial Condition

On October 27, 2014, ANADIGICS, Inc. (“ANADIGICS” or the "Company") is issuing a press release and holding a conference call announcing its financial results for the third quarter 2014. A copy of the press release is furnished as Exhibit 99.1 to this Form 8-K. The information in this Form 8-K and the Exhibit attached hereto is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Use of Non-GAAP Financial Measures

The attached press release includes financial measures that are not in accordance with GAAP, consisting of non-GAAP net income or loss and non-GAAP income or loss per share. Management uses these measures to evaluate the Company's operating and financial performance in light of business objectives, for planning purposes, when publicly providing our business outlook and to facilitate period-to-period comparisons. ANADIGICS believes that these measures are useful to investors because they enhance investors' ability to review the Company's business from the same perspective as the Company's management and facilitate comparisons of this period's results with prior periods. These non-GAAP measures exclude amounts related to stock-based compensation, marketable securities’ adjustments, certain non-recurring charges to cost of goods, and restructuring charges. Non-GAAP measures are used by some investors when assessing the ongoing operating and financial performance of our Company. These financial measures are not in accordance with GAAP and may differ from non-GAAP methods of accounting and reporting used by other companies. Management acknowledges that stock-based compensation is a recurring cost and is an important part of our employee’s compensation and impacts their performance. However the expense is non-cash in nature and there are various valuation methodologies and assumptions used in determining stock-based compensation that may be unrelated to operations, such as volatility and current interest rates. The presentation of the additional information should not be considered a substitute for net income or loss or income or loss per share prepared in accordance with GAAP.

The primary material limitations associated with the use of non-GAAP measures as compared to the most directly comparable GAAP financial measures are (i) they may not be comparable to similarly titled measures used by other companies in ANADIGICS industry, and (ii) they exclude financial information that some may consider important in evaluating our performance. We compensate for these limitations by providing reconciliations of reported net income or loss and income or loss per share to non-GAAP net income or net loss and non-GAAP income or loss per share, respectively within this press release.

Pursuant to the requirements of Regulation G, ANADIGICS has included a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP financial measures.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

10.1 Loan and Security Agreement, dated as of October 24, 2014, between Silicon Valley Bank and the Company.
99.1 Press Release issued by ANADIGICS, Inc., dated October 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANADIGICS, Inc.
By: /s/ Terrence G. Gallagher
Terrence G. Gallagher
Title: Vice President and Chief Financial Officer
Dated: October 27, 2014

EXHIBIT INDEX

Exhibit No.	Description

10.1 99.1	Loan and Security Agreement, dated as of October 24, 2014, between Silicon Valley Bank and the Company. Press Release issued by ANADIGICS, Inc., dated October 27, 2014